Nephros Awarded $2 Million Contract Expansion by the Office of Naval Research

RIVER EDGE, NJ – August 31, 2009 - Nephros, Inc. (OTC Bulletin Board: NEPH), a medical device company developing and marketing filtration products for therapeutic applications, infection control, and water purification, today reported that it has received approval from the Office of Naval Research (ONR) to expand the Company’s development of new potable water filtration systems for military field use.

Nephros has been awarded a new research contract from the Office of Naval Research (ONR) for development of a potable dual-stage military water purifying filter. The research contract is an expansion of the Company’s current ONR contract which is being performed as part of the Marine Corps Advanced Technology Demonstration (ATD) project. The primary objective of this expanded research program is to select concepts and functional prototype filter/pump units which were developed during the first phase of the project, and further develop them into smaller field-testable devices that can be used for military evaluation purposes. An advantage of the Nephros ultrafilter is the removal of viruses which are not removed with commercially available off-the-shelf microfilter devices. Such devices generally rely on a secondary chemical disinfection step to make the water safe to drink. The expanded contract also includes research geared toward improving membrane performance, improving device durability, developing larger squad-level water purifier devices, and investigating desalination filter/pump devices for emergency-use purposes.

“Nephros is pleased to continue its collaboration with the U.S. Military,” said Ernest Elgin, President & CEO of Nephros.  “We look forward to providing portable DSU systems to create potable water for our troops in the field. The Company believes that the military product development efforts will have broad consumer applications as well.”

About Nephros, Inc.

Nephros, Inc., headquartered in River Edge, New Jersey, is a medical device company developing and marketing filtration products for therapeutic applications, infection control, and water purification.

The Nephros hemodiafiltration (“HDF”) system is designed to improve the quality of life for the End-Stage Renal Disease (ESRD) patient while addressing the critical financial and clinical needs of the care provider. ESRD is a disease state characterized by the irreversible loss of kidney function. The Nephros HDF system removes a range of harmful substances more effectively, and with greater capacity, than existing ESRD treatment methods, particularly with respect to substances known collectively as "middle molecules." These molecules have been found to contribute to such conditions as dialysis-related amyloidosis, carpal tunnel syndrome, degenerative bone disease and, ultimately, mortality in the ESRD patient. Nephros ESRD products are sold and distributed throughout Europe and are currently being used in over fifty clinics in Europe.

The Nephros Dual Stage Ultra-filter (DSU) is the basis for Nephros’s line of water filtration products. The patented dual stage cold sterilization ultrafilter has the capability to filter out bacteria and, due to its exceptional filtration levels, filter out many viruses, parasites and biotoxins. Sale of the DSU has begun at several major U.S. medical centers for infection control and has been selected for further development by the U.S. Marine Corps for purification of drinking water by soldiers in the field.

For more information about Nephros, please visit our website at http://www.nephros.com/

Forward-Looking Statements

Statements in this news release that are not historical facts constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "PSLRA"). Such statements may be preceded by words such as "may," "plans," "expects," "believes," "hopes," "potential" or similar words. For such statements, Nephros claims the protection of the PSLRA.

Forward-looking statements are not guarantees of future performance, are based on assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond Nephros' control. Actual results may differ materially from the expectations contained in the forward-looking statements. Factors that may cause such differences include the risks that Nephros may not be able: (i) to obtain funding when needed or on favorable terms; (ii) to continue as a going concern; (iii) to demonstrate in pre-clinical or clinical trials the anticipated efficacy, safety or cost savings of products that appeared promising to Nephros in research or clinical trials; (iv) to obtain appropriate or necessary governmental approvals to achieve its business plan or effectively market its products; (v) to have its technologies and products accepted in current or future target markets; or (vi) to secure or enforce adequate legal protection, including patent protection, for its products. More detailed information about Nephros and the risk factors that may affect the realization of forward-looking statements is set forth in Nephros' filings with the SEC, including Nephros' Annual Report on Form 10-K for the fiscal year ended December 31, 2008. Investors and security holders are encouraged to read these documents on the SEC's website at http://www.sec.gov/. Nephros does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.